UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 13, 2020

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange
2013 Series B due 2073	PPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to A Vote of Security Holders

At the Annual Meeting of Shareowners of PPL Corporation ("PPL" or the "Company") held on May 13, 2020, the shareowners:

Elected all ten nominees for the office of director. The votes for individual nominees were:

	Number of Votes
	For	Against	Abstain	Broker Non-Vote
John W. Conway	518,588,472	25,637,728	2,098,411	110,162,614
Steven G. Elliott	541,634,318	3,409,965	1,280,328	110,162,614
Raja Rajamannar	539,421,878	5,375,858	1,526,875	110,162,614
Craig A. Rogerson	333,843,859	210,370,496	2,110,256	110,162,614
Vincent Sorgi	533,481,379	11,429,443	1,413,789	110,162,614
William H. Spence	513,234,575	31,403,325	1,686,711	110,162,614
Natica von Althann	534,179,476	10,830,612	1,314,523	110,162,614
Keith H. Williamson	528,728,063	15,454,220	2,142,328	110,162,614
Phoebe A. Wood	535,413,449	9,632,240	1,278,922	110,162,614
Armando Zagalo Lima	539,658,987	5,159,642	1.505.982	110,162,614

Approved, on an advisory basis, the 2019 compensation of the Company's named executive officers.

For	Against	Abstain	Broker Non-Vote
517,726,320	24,562,706	4,035,585	110,162,614

Ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2020.

For	Against	Abstain	Broker Non-Vote
649,441,967	5,647,039	1,398,219	0

Rejected a shareowner proposal to adopt a policy to require the chairman of the Board of Directors to be an independent member of the Board.

For	Against	Abstain	Broker Non-Vote
242,794,802	299,868,169	3,661,640	110,162,614

Note: Totals exclude any last fractional share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  May 15, 2020